Exhibit 99.02
Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

THIRD QUARTER 2006 RESULTS DATE NOTIFICATION –October 27, 2006

Basingstoke, UK and Philadelphia, US – October 13, 2006 – Shire plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) will announce third quarter 2006 US GAAP earnings on Friday, October 27, 2006.

Results announcement time: Conference call time:	12:00 BST / 07:00 ET 14:00 BST / 09:00 ET

Live analyst conference call:
Matthew Emmens, Chief Executive Officer, Angus Russell, Chief Financial Officer and David Pendergast, President, Human Genetic Therapies will host the live analyst conference call at 14:00 BST/09:00 ET.

Please RSVP ssalah@uk.shire.com (T: +44 (0)1256 894 160).

The details of the live conference call are as follows:

Canada Toll Free Dial In Number	1800 795 6202
US Toll Free Dial In Number	1866 224 2914
UK Toll Free Dial In Number	0800 953 0937
Standard International Dial In	+44 (0)1452 569 103
Number
Conference ID	8001751

Live Webcast:
The call will also be available live over the Internet via audio webcast, accessible through www.shire.com in the Investor Relations/Events section. A slide presentation to accompany the call will also be available in the same section.

Registered in England 2883758 Registered Office as above

Replay:

A replay of the presentation will be available for two weeks. Details are as follows:

UK Dial In Number	0800 953 1533
USA Toll Free Number	1866 247 4222
Std International Number	+44 (0) 1452 55 00 00
Replay Access Number	8001751#
Webcast Replay	www.shire.com, in the Investor Relations/Events
section

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160
	Heidi Wunder (North America)	+1 484 595 8709

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty pharmaceutical company that focuses on meeting the needs of the specialist physician. Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions. Shire believes that a carefully selected portfolio of products with a strategically aligned and relatively small-scale sales force will deliver strong results.

Shire’s focused strategy is to develop and market products for specialty physicians. Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in England 2883758 Registered Office as above